SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

July 5, 2005, (April 25, 2005)

THE MACERICH COMPANY

(Exact name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Wilshire Boulevard, Suite 700, Santa Monica, CA 90401

(Address of principal executive office)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former name, former address and former fiscal year, if changed since last report)

This Form 8-K/A, Amendment No. 1, is being filed for the purpose of filing the financial statements and pro forma financial information required by Item 9.01 with respect to the Current Report on Form 8-K filed by the registrant on April 29, 2005 regarding the acquisition of Wilmorite Properties, Inc (“Wilmorite”) and Wilmorite Holdings, L.P. (“Wilmorite Holdings”).

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired—Wilmorite Holdings, L.P.

	Report of Independent Auditors	F-1

Financial Statements

	Consolidated Balance Sheets	F-2
	Consolidated Statements of Operations	F-3
	Consolidated Statements of Cash Flows	F-4-5

	Notes to Consolidated Financial Statements	F-6-25

(b)	Interim Consolidated Financial Statements of Business Acquired – Wilmorite Holdings, L.P. —As of March 31, 2005 and for the three months ended March 31, 2005 and 2004 (Unaudited)

	Consolidated Balance Sheet	F-26
	Consolidated Statements of Operations	F-27
	Consolidated Statements of Cash Flows	F-28

	Notes to Interim Consolidated Financial Statements	F-29

(c)	Pro Forma Consolidated Financial Information (Unaudited)	F-30

	Consolidated Balance Sheet as of March 31, 2005	F-31
	Consolidated Statement of Operations for the three months ended March 31, 2005	F-33
	Consolidated Balance Sheet as of December 31, 2004	F-35
	Consolidated Statement of Operations for the twelve months ended December 31, 2004	F-37

(d)	Exhibits

23.1	Consent of Independent Accountants

Report of Independent Auditors

To the Partners of

Wilmorite Holdings, L.P.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and of cash flows present fairly, in all material respects, the financial position of Wilmorite Holdings, L.P. and its subsidiaries (the “Partnership”) at December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the Partnership’s 2003 consolidated financial statements have been restated.

PricewaterhouseCoopers

June 13, 2005

Wilmorite Holdings, L.P.

(A Limited Partnership)

Consolidated Balance Sheets

	December 31,
	2004	2003
		(As Restated)
Assets
Shopping mall property, net	$931,460,975	$1,037,685,734

Other assets:
Cash and cash equivalents	16,515,047	22,777,127
Cash - tenant security deposits	690,226	848,338
Restricted deposits	53,505,191	25,952,385
Accounts receivable, net of allowance of approximately $1,717,000 and $1,987,000, respectively
Tenants	4,184,213	4,926,284
Affiliates	1,357,419	1,892,201
Notes receivable, net of allowance of approximately $48,000 and $13,000, respectively
Tenants	33,844	73,525
Affiliate	16,481,706	—
Investments in unconsolidated affiliates	145,206,824	194,781,952
Prepaid expenses and other assets	11,343,077	11,373,647
Deferred rent receivable, net	28,477,603	26,797,629
Deferred costs, net	26,413,864	30,752,965
	304,209,014	320,176,053
	$1,235,669,989	$1,357,861,787

Liabilities and Partners’ Capital
Debt	$891,610,190	$1,004,095,903

Other liabilities:
Tenant security deposits	690,226	848,338
Accounts payable -
Trade	12,986,438	10,017,335
Affiliates	1,340,658	904,585
Accrued expenses	72,934,156	5,762,428
Accrued interest	4,151,550	4,127,515
Accrued tenant allowances	2,343,657	7,459,983
Deferred income	894,624	994,624
Rent received in advance	5,164,820	5,632,586
	100,506,129	35,747,394
Minority interest	24,412,404	24,000,000
Partners’ capital (including 47,861.896 of Convertible Preferred Units with a total redemption amount of $52,023,000 at December 31, 2004)	219,141,266	294,018,490
	$1,235,669,989	$1,357,861,787

The accompanying notes are an integral part of these consolidated financial statements.

Wilmorite Holdings, L.P.

(A Limited Partnership)

Consolidated Statements of Operations

	For the Years Ended December 31,
	2004	2003
		(As Restated)

Revenue	$203,139,176	$197,513,478

Expenses:
Selling and renting	4,023,068	3,163,944
Administration and management	44,332,949	40,365,109
Operating	20,901,467	20,668,222
Repairs and maintenance	8,693,516	8,631,486
Taxes and insurance	26,901,911	25,909,980
Depreciation and amortization	27,585,679	26,079,821
Bonus to partners	67,183,311	—
Total expenses	199,621,901	124,818,562

Income before financial expense, equity in earnings of unconsolidated affiliates, discontinued operations, minority interest and other items	3,517,275	72,694,916

Financial expense, net of interest income of $1,468,926 and $316,482, respectively	(57,257,090)	(62,583,135)
Gain on disposition of shopping mall property	199,401	1,894
Loss on derivative instruments	(18,293)	(185,396)
Equity in earnings of unconsolidated affiliates	13,355,176	12,495,601

Income (loss) before discontinued operations and minority interest	(40,203,531)	22,423,880

Discontinued operations	(26,625,975)	(49,568,943)

Net loss before minority interest	(66,829,506)	(27,145,063)

Minority interest	5,308,136	5,605,554

Net loss	$(72,137,642)	$(32,750,617)

The accompanying notes are an integral part of these consolidated financial statements.

Wilmorite Holdings, L.P.

(A Limited Partnership)

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2004	2003
		(As Restated)
Cash flows from operating activities:
Net loss	$(72,137,642)	$(32,750,617)

Adjustments to reconcile net loss to net cash provided by operating activities -
Depreciation and amortization	27,610,243	30,287,621
Loss on impairment of shopping mall property	35,809,562	53,347,175
(Gain) loss on disposition of shopping mall property	(2,941,102)	227,292
Income allocated to minority interest	5,308,136	5,605,554
Equity in earnings of unconsolidated affiliates	(13,355,176)	(12,495,601)
Amortization of deferred financing costs	2,342,865	4,175,664
Amortization of lease incentives	614,353	341,596
Amortization of debt discount	—	600,000
Non-cash financial expense	738,601	—
Distributions from unconsolidated affiliates	16,508,036	13,145,793
Loss on derivative instruments	18,293	185,396
Compensation expense for SARs to be awarded in Common Units	2,062,780	2,105,280
Predevelopment expenses	241,415	77,358
Increase in deferred leasing fees and costs	(1,765,436)	(1,466,934)
(Increase) decrease in restricted deposits	(311,244)	3,045,098
(Increase) decrease in accounts and notes receivable, net	(2,673,475)	466,045
Decrease (increase) in prepaid expenses and other assets	12,394	(431,964)
Increase in deferred rent receivable, net	(3,954,525)	(3,830,323)
Increase (decrease) in accounts payable	5,031,827	(2,462,823)
Increase in accrued expenses and interest	68,157,195	1,291,802
(Decrease) increase in deferred income	(100,000)	994,624
Decrease in rent received in advance	(119,889)	(546,019)
Total adjustments	139,234,853	94,662,634
Net cash provided by operating activities	67,097,211	61,912,017

Cash flows from investing activities:
Distribution from unconsolidated affiliate	66,153,272	—
Proceeds from the sale of shopping mall property	32,028,569	—
(Increase) decrease in restricted deposits	(30,594,149)	776,652
Additions to shopping mall property	(23,377,279)	(25,118,331)
Investments in unconsolidated affiliates	(19,993,008)	(50,368,836)
Increase in note receivable - affiliate	(15,000,000)	—
Cash paid for intangible asset	—	(1,002,600)
Net cash provided by (used in) investing activities	9,217,405	(75,713,115)

Cash flows from financing activities:
(Increase) decrease in restricted deposits	(4,475)	226,251
Payment of deferred financing costs	(221,236)	(4,693,362)
Proceeds from borrowings	32,000,000	356,115,002
Payments on borrowings	(79,257,424)	(299,563,551)
Issuance of additional Partnership Units	1,022,822	—
Distribution to partner (Note 10)	(536,612)	—
Distributions to partners	(30,684,039)	(30,115,000)
Distributions to minority interest	(4,895,732)	(5,605,554)
Net cash (used in) provided by financing activities	(82,576,696)	16,363,786

Net (decrease) increase in cash and cash equivalents	(6,262,080)	2,562,688

Cash and cash equivalents - beginning of year	22,777,127	20,214,439

Cash and cash equivalents - end of year	$16,515,047	$22,777,127

The accompanying notes are an integral part of these consolidated financial statements.

	For the Years Ended December 31,
	2004	2003
		(As restated)
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$61,891,055	$64,744,333

Supplemental disclosure of non-cash investing activities:
Additions to shopping mall property included in accounts payable and accrued tenant allowances	$3,968,122	$6,769,301

Capitalized leases and installment loans entered into	$919,853	$1,666,862

Additions to deferred costs included in accounts payable and accrued tenant allowances	$132,303	$300,570

Investment in unconsolidated affiliates included in accrued expenses	$—	$164,878

Reimbursement of construction costs included in tenant accounts receivable	$25,000	$132,000

Supplemental disclosure of non-cash financing activities:
Net contribution from Common Unit holder	$25,395,467	$—

Additions to deferred financing costs included in accounts payable	$—	$24,236

The accompanying notes are an integral part of these consolidated financial statements.

Wilmorite Holdings, L.P.

(A Limited Partnership)

Notes to Consolidated Financial Statements

Years Ended December 31, 2004 and 2003

1.                        Organization

Wilmorite Holdings, L.P. (the “Partnership”) was formed as a limited partnership in February 2000, under the laws of the State of Delaware and is engaged in the development, acquisition, and operation of regional shopping centers located primarily in the northeastern United States.

On February 23, 2000, in a nontaxable transaction, certain partners exchanged units in their respective entities for units in the Partnership (“roll-up transaction”).  As most of the pre roll-up partnerships were under the common control of a certain (former general) partner, the roll-up transaction was accounted for as a reorganization of entities under common control with a corresponding purchase of minority interest and, pursuant to FASB Technical Bulletin 85-5, “Issues Relating to Accounting for Business Combinations,” and EITF 90-5, “Exchanges of Ownership Interest Between Entities Under Common Control,” the purchase method of accounting was utilized for a portion of the non-controlling interests.

On April 25, 2005, the Partnership was acquired by The Macerich Company, a publicly-traded real estate investment trust (“REIT”), through its affiliates (see Note 19).

2.                        Restatement

The Partnership’s consolidated financial statements for the year ended December 31, 2003 have been restated to reflect adjustments associated with revenue recognition in order to conform with generally accepted accounting principles.  Previously, rental revenues were recorded at the time when a tenant’s lease term commenced.  Presently, rental revenues are recorded when the tenant takes possession of the leased premises, which typically occurs before commencement.  This results in (i) an acceleration of revenue recognition for each lease where the possession of the premises occurs prior to the commencement and (ii) a reduction to the monthly rental revenue as the total due under the lease is amortized over a slightly longer period.

Accordingly, the Partnership’s equity as of January 1, 2003 has been restated to reflect an increase in partners’ capital of $3,741,464 which correspondingly resulted in beginning of year partners’ capital of $354,778,827 versus previously reported opening equity of $351,037,363.  In addition, the Partnership restated the 2003 Statement of Operations to reflect an increase to both rental income and equity in earnings of unconsolidated affiliates (Note 4) of $546,877 and $264,552, respectively, which correspondingly resulted in net loss of $32,750,617 versus previously reported net loss of $33,562,046, thereby increasing partners’ capital to $294,018,490 versus previously reported partners’ capital of $289,465,597 as of December 31, 2003.

3.                        Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements of the Partnership include the accounts of the Partnership and the entities it controls through majority ownership or contractual relationship with the general partner.  When the Partnership’s ownership is less than 100%, the remaining interest is reflected as minority interest in these consolidated financial statements.  All significant intercompany balances and transactions have been eliminated in these consolidated financial statements.

In both 2002 and 2003, the Partnership acquired an interest in the same two entities (Note 4), where it has the ability to exercise significant influence, but does not have either financial or operating control, and, accordingly accounts for these investments utilizing the equity method in which they are reflected in “Investments in unconsolidated affiliates”.

Shopping Mall Property

Shopping mall property is stated at cost less accumulated depreciation which is not in excess of the individual properties’ estimated gross undiscounted future cash flows.  This assessment was made based on the Partnership’s continued ownership and use of such properties as well as considering the current and future occupancy levels.  Costs related to the development, redevelopment, construction and improvement of properties are capitalized.  Interest incurred during development, redevelopment and construction projects is capitalized until construction is substantially complete.  Expenditures for maintenance and repairs are charged to operations as incurred.  Renovations or improvements which improve the asset or extend the life of the asset are capitalized.  When real property and equipment is retired or disposed of, the cost and related accumulated depreciation are eliminated from the asset and the accumulated depreciation accounts and any resulting gain or loss is reflected in the Consolidated Statements of Operations.

Depreciation is calculated primarily using the straight-line method over the estimated useful lives of the assets, which are as follows:

Buildings and improvements	40 years
Land improvements and landscaping	15 - 20 years
Furniture, fixtures and equipment	5 - 15 years
Tenant improvements	Life of the lease

The Partnership periodically reviews its properties for impairment.  When there is an impairment indicator, the Partnership determines whether a shopping mall property is impaired.  In performing this analysis, potential alternatives and probabilities thereof are considered.  Should these considerations change, an impairment could occur which could impact the results of operations.  In cases where the Partnership does not expect to recover its carrying costs, the Partnership recognizes an impairment loss.

Upon meeting certain criteria of SFAS No. 144 – “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Partnership classifies shopping mall property as held for sale.  The results of operations of those properties classified as held for sale are reflected as discontinued operations in these consolidated financial statements for all periods reported (see Note 16).  In addition, these properties are carried at the lower of (i) carrying value (cost less accumulated depreciation) or (ii) estimated fair value less costs to sell and, depreciation of the assets is discontinued.  If the criteria for held for sale classification ceases to be met, shopping mall property is reclassified as held for continued ownership and use in operations and is valued at the lower of its (i) carrying value before it was classified as held for sale, adjusted for any depreciation expense that would have been recognized had it been continuously classified as held for continued ownership and use or (ii) estimated fair value at the date of the subsequent reclassification.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and highly liquid investments purchased with original maturities of three months or less.

Concentration of Credit Risk

Financial instruments that are exposed to concentration of credit risk are cash and accounts receivable.  The Partnership places its cash with high quality credit institutions.  At times, such balances may be in excess of the FDIC insurance limit.

The Partnership believes that its tenant base is diversified.  However, the Partnership performs business with national retailers which may operate under various separate store brands.  None of these national retailers constitute greater than 10% of the Partnership’s revenues.

Tenant Coordination and Construction Management Fees

In connection with the building-out of tenant spaces, the Partnership incurs construction supervision and other associated costs.  These services are performed by an affiliate and are generally based upon a percentage of total costs, whether incurred by the Partnership or the tenant.  Depending upon the nature of the underlying improvement, these fees are capitalized, provided that a minimum threshold is exceeded on an individual basis, to either buildings or tenant improvements and depreciated over the respective estimated useful life.  See Note 11 for the total amount charged and the portion capitalized for the years ended December 31, 2004 and 2003.

Deferred Leasing Fees and Costs

Deferred Leasing Fees

In connection with leasing tenant space, the Partnership incurs certain internal costs which are capitalized to the extent permitted by generally accepted accounting principles.  In addition, in instances where these fees are paid to third party brokers, the Partnership defers the entire amount.  Capitalized amounts are amortized over the related lease term.

Deferred Leasing Costs

From time to time, the Partnership incurs certain other leasing costs including lease termination fees, lease acquisition costs, or other incentives for the purpose of redeploying tenant space.  Such costs are amortized over the lease term of the new tenant.

Deferred Financing Costs and Reciprocal Easement Agreements

The Partnership incurs costs in obtaining long-term financing.  Such costs are amortized over the term of the related debt agreement and are reflected within financial expense in the Consolidated Statements of Operations.  In addition, the Partnership incurs costs in entering into reciprocal easement agreements with department stores, which are amortized over the life of the related agreement.  Amortization is unaffected by the classification of shopping mall property.

Rental Revenues

Minimum rents from tenants are recognized on the straight-line basis.  The excess of accrued straight-line rents over billings, if any, is reflected as deferred rent receivable on the accompanying Consolidated Balance Sheets, net of a reserve for uncollectible amounts of $4,190,594 and $4,133,237, at December 31, 2004 and December 31, 2003, respectively.  The established reserve is a function of each individual tenant’s remaining lease term in conjunction with an internal assessment of their creditworthiness.  Based upon provisions of tenant leases, revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred.  Percentage rent is recognized when the tenant reports sales exceeding the annual applicable sales breakpoint.

Minority Interest

Minority interest, with the exception of that portion considered redeemable as discussed below, is allocated based on the minority interest’s ownership percentage of the underlying entities.  The ownership percentage is determined by dividing the number of partnership units held by the minority interest during the reporting period by the respective number of partnership units outstanding during the reporting period.  Prior to 2004, minority interest included on the Consolidated Balance Sheets was reduced to zero since the distributions to these limited partners exceeded their basis and there is no liability on the part of these partners for the obligations of the respective partnership; in 2004, the income associated with the minority interest exceeded the distributions.  In addition, the redeemable equity in one of the properties is reflected on the Consolidated Balance Sheets at its redemption amount (Note 15).

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Estimates are used by the Partnership when accounting for certain items such as (i) the reserve allowance on accounts and deferred rent receivables; (ii) compensation expense associated with the Long-Term Incentive Plan; and (iii) in determining the useful lives of shopping mall property and the undiscounted cash flows whenever there is an impairment indicator.  Actual results could differ from these and other estimates.

Derivatives

The Partnership generally maintains an overall interest rate risk-management strategy that incorporates the use of derivative instruments (interest rate caps) to minimize earnings fluctuations that could be caused by interest rate volatility.  The Partnership does not enter into derivative financial instrument contracts for trading or speculative purposes.  The use of these hedging products is consistent with the Partnership’s risk management objective to reduce exposure to variability in future cash flows attributable to possible increases in LIBOR relating to its floating-rate debt.

Interest rate caps are recognized on the Consolidated Balance Sheets as a deferred cost at its fair market value of $0 and $18,293 at December 31, 2004 and 2003, respectively.  Losses from the decline in value of the interest rate caps of $18,293 and $185,396 have been charged to operations for the years ended December 31, 2004 and 2003, respectively.

Debt Extinguishments

In 2002, the Partnership adopted certain provisions of Financial Accounting Standards No. 145 “Rescission of FASB No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections.”  This standard requires that gains and losses on debt extinguishments which are other than extraordinary be accounted for within income from operations.  Accordingly, the Partnership has classified $0 and $1,962,607 of losses within financial expense for the years ended December 31, 2004 and 2003, respectively.

4.                        Investment in Tysons

On July 1, 2002, the Partnership acquired a 43.5% interest in (i) an LLC that owns a shopping center and (ii) an LLC that owns an office building, both located in McLean, Virginia (“Tysons”).

On September 30, 2003, the Partnership purchased an additional 6.5% interest in Tysons, bringing the total ownership interests held in both LLC’s to 50%.  The acquisition price was approximately $46,172,000 consisting of $31,793,000 in cash, plus other purchase price adjustments of $165,000, plus the proportionate share of debt assumed of $14,214,000.  This acquisition price values the net assets of Tysons at approximately $710,000,000 and thus, created a basis difference for the Partnership of approximately $10,500,000, which is amortized over the life of the underlying assets of Tysons, and amounted to $262,004 and $65,501 for the years ended December 31, 2004 and 2003, respectively.

Tysons’ financial statements for the year ended December 31, 2003 were restated to reflect adjustments associated with revenue recognition as described in Note 2.  Accordingly, Tysons equity as of January 1, 2003 was restated to reflect an increase in members’ capital of $306,687 which correspondingly resulted in beginning of year members’ capital of $330,178,600 versus previously reported opening equity of $329,871,913.  In addition, Tysons restated the 2003 Statement of Operations to reflect an increase to rental income of $586,264, which correspondingly resulted in net income of $24,513,466 versus previously reported net income of $23,927,202 thereby increasing end of year members’ capital to $366,798,901 versus previously reported members’ capital of $365,905,950 as of December 31, 2003.  Proportionally, the Partnership’s share of the increase to 2003 net income was $264,552, resulting in equity in earnings of $12,495,601 versus $12,231,049 as previously reported.

As of the dates of both of the acquisitions, the purchase price was allocated in accordance with Financial Accounting Standards No. 141, “Business Combinations,” which requires identification of all assets acquired and liabilities assumed.

A summary of the Tysons balance sheets at December 31, 2004 and 2003 and statements of operations for the years ended December 31, 2004 and December 31, 2003, respectively, are as follows:

Balance Sheets

	December 31,
	2004	2003
		(As Restated)

Land	$106,718,699	$106,718,699
Buildings, net	503,650,459	452,101,459
Intangible assets, net	38,160,332	42,572,139
Other	15,895,315	15,874,773

	$664,424,805	$617,267,070

Debt	$340,000,000	$209,285,101
Deferred lease liability	32,377,840	35,562,490
Other	21,567,896	5,620,578
Total liabilities	393,945,736	250,468,169
Total members’ capital	270,479,069	366,798,901

	$664,424,805	$617,267,070

Partnership’s share of equity	$135,054,156	$184,367,280
Basis difference, net	10,152,668	10,414,672
Carrying value of investments in unconsolidated affiliates	$145,206,824	$194,781,952

Statements of Operations

	For the Years Ended December 31,
	2004	2003
		(As Restated)

Revenues	$74,145,940	$74,694,745
Operating expenses	(23,399,100)	(22,243,874)
Financial expense, net of interest income	(14,662,173)	(14,149,732)
Depreciation and amortization expense	(12,696,931)	(13,787,673)

Net income	$23,387,736	$24,513,466

Partnership’s share of equity and earnings of unconsolidated affiliates	$13,355,176	$12,495,601

The Partnership’s share of income as determined from applying its ownership percentage to Tysons’ reported income as presented above is different from that presented in the Consolidated Statements of Operations due to the elimination of the Partnership’s share of intercompany charges for years 2004 and 2003 and the change in percentage ownership in 2003.

5.                        Restricted Deposits

Restricted deposits are comprised of the following at:

	December 31,
	2004	2003

Real estate tax and insurance escrow	$7,387,185	$7,423,085
Escrow from the sale of shopping mall property	31,079,411	—
Construction and tenant improvement escrow	6,688,674	8,581,638
Debt service escrow	2,509,526	2,509,526
Tax Increment Financing Bond escrow	750,735	746,260
Other operating escrow	5,089,660	6,691,876

	$53,505,191	$25,952,385

6.                        Shopping Mall Property

Shopping mall property is comprised of the following at:

	December 31,
	2004	2003

Land	$136,922,705	$136,922,705
Land improvements and landscaping	18,037,011	16,032,427
Buildings and improvements	908,022,038	891,464,996
Furniture, fixtures and equipment	19,152,912	17,611,016
Construction-in-progress	633,398	2,764,964
Real estate held for sale, net	—	98,475,031
	1,082,768,064	1,163,271,139
Less - Accumulated depreciation	(151,307,089)	(125,585,405)

	$931,460,975	$1,037,685,734

Depreciation expense amounted to $25,822,257 and $28,909,869 for the years ended December 31, 2004 and 2003, respectively.

7.                        Deferred Costs

Deferred costs are comprised of the following at:

	December 31,
	2004	2003

Deferred leasing fees	$4,930,015	$4,560,596
Deferred leasing costs	3,268,324	5,643,579
Deferred financing costs	11,586,825	12,096,784
Reciprocal easement agreements	19,472,122	19,489,646
Other	4,932,324	5,380,609
	44,189,610	47,171,214
Less - Accumulated amortization	(17,775,746)	(16,418,249)

	$26,413,864	$30,752,965

For the years ended December 31, 2004 and 2003, amortization expense amounted to $3,868,847 and $5,487,915, respectively, and includes $2,342,865 and $4,175,664, respectively, for the amortization of financing costs which, except for the portion related to discontinued operations, are included in financial expense in the Consolidated Statements of Operations.  The aforementioned amortization expense does not include $614,353 and $341,596 for the years ended December 31, 2004 and 2003, respectively, relating to the amortization of lease incentives which have been reflected as an adjustment to revenues within the Consolidated Statements of Operations.

8.                        Debt

Debt is comprised of the following at:

	December 31,
	2004	2003

Fixed rate mortgages	$662,454,692	$737,194,010
Variable rate mortgages	81,838,000	82,000,000
Revolving and term loans	137,115,000	174,115,000
Other	10,202,498	10,786,893

	$891,610,190	$1,004,095,903

Fixed rate mortgage notes - The mortgage notes bear interest at fixed rates ranging from 5.11% to 8.58% per annum (weighted average of 6.80% at December 31, 2004), and require payments of principal and/or interest and have various maturity dates through 2030 (weighted average remaining term 8.86 years).

Variable rate mortgage notes - The mortgage notes bear interest at variable rates ranging from 3.76% to 5.04% per annum (weighted average of 4.88% at December 31, 2004), and require payments of principal and/or interest and have various maturity dates through December 2006 (weighted average remaining term .85 years).  A certain mortgage contains an interest rate cap if the base rate exceeds a preset amount.

Revolving and term loans – On March 27, 2003, the Partnership replaced its $28,500,000 revolving term loan with a $200,000,000 Revolving and Term Loan Agreement.  The Revolving and Term Loan Agreement is comprised of a $100,000,000 revolving loan and a $100,000,000 term loan, both of which mature on March 27, 2006, but can be extended one year upon satisfaction of certain conditions.  Monthly payments of interest are required on both the revolving and term loans and for which has been determined by reference to LIBOR plus 3.0% (effective rate of 5.21% at December 31, 2004).  Until maturity, principal payments are not required on the revolving loan whereas the term loan requires quarterly payments of $1,000,000 each. The revolving and term loans are guaranteed by the general partner (the “General Partner”).  At December 31, 2004 and 2003, the outstanding principal balance on the revolving loan was $43,115,000 and $76,115,000, respectively, while the outstanding principal balance on the term loan was $94,000,000 and $98,000,000, respectively.  On April 25, 2005, these loans were repaid in connection with the acquisition of the Partnership (Note 19).

Notes payable - Notes payable consisted of the following:

A mezzanine note requiring variable monthly payments consisting of principal and interest at LIBOR plus 2.5%, with a maturity date of May 1, 2004.  This note was entirely paid on December 1, 2003.

A mezzanine note requiring monthly payments of interest only at LIBOR plus 4.0%, with a maturity date of March 1, 2005.   On March 28, 2003, this note was entirely paid with proceeds received in connection with the Revolving and Term loans.

A mezzanine note requiring variable monthly payments consisting of principal and interest at a minimum LIBOR of 3.0% plus a 6.25% margin, with a maturity date of June 11, 2004.  On March 28, 2003, this note was entirely paid with proceeds received in connection with the Revolving and Term loans.

A note requiring variable monthly payments consisting of principal and interest at LIBOR plus 3.0%, with a maturity date of June 28, 2007.  On March 28, 2003, this note was entirely paid with proceeds received in connection with the Revolving and Term loans.

Notes payable affiliate - Notes payable affiliate consisted of the following:

Five separate notes to related parties, as assumed by the Partnership from one of the underlying entities, relating to the 2001 acquisition of three shopping malls.  These uncollateralized notes required fixed monthly payments of principal and interest at 10%, with a maturity date of January 6, 2006.  On March 28, 2003, these notes were entirely paid with proceeds received in connection with the Revolving and Term loans.

A note to a related party, as assumed by the Partnership from one of the underlying entities.  The uncollateralized note required fixed quarterly payments of principal and interest at a fixed rate of 10% with a maturity date of January 31, 2005.  On March 28, 2003, the note was entirely paid with proceeds received in connection with the Revolving and Term loans.

Certain mortgage notes contain terms and conditions which, among others, provide for prepayment premiums, limitations related to additional financing, financial performance covenants, and limitations on distributions.

Based on borrowing rates available to the Partnership for mortgage loans with similar terms and maturities, the fair value of the mortgage notes and other debts payable exceeds the recorded amounts by approximately $42,400,000 and $30,300,000 at December 31, 2004 and 2003, respectively.

Annual principal payments are as follows:

2005	$86,273,848
2006	153,324,401
2007	10,930,862
2008	11,320,201
2009	12,011,355
Thereafter	617,749,523

$891,610,190

9.                        Minority Interest

The changes in minority interest are as follows:

	December 31,
	2004	2003

Balance at beginning of year	$24,000,000	$24,000,000

Net income	5,308,136	5,605,554

Distributions to Partners	(4,895,732)	(5,605,554)

Balance at end of year	$24,412,404	$24,000,000

10.                 Capital

There are two classes of partners:

•                  Corporate general partner, a real estate investment trust (“REIT”)

•                  Limited partners

All of the aforementioned partners have been issued Common Units.  Effective July 1, 2002, and in conjunction with the acquisition described in Note 4, certain partners have been issued Preferred Units.  In addition, on January 1, 2004, certain partners were issued Preferred Units.  At December 31, 2004 and 2003, the number of issued and outstanding units were as follows:  Common Units of 461,103.597 for both years and Preferred Units of 47,861.896 and 46,920.886, respectively.

On April 25, 2005, the Partnership and the General Partner were acquired by a publicly-traded REIT (see Note 19).

The activity in the Partners’ capital accounts is comprised of the following:

	General	Limited
	Partner	Partner	Total

Balance at December 31, 2002, as restated	$143,916,151	$210,862,676	$354,778,827

Net loss, as restated	(12,764,668)	(19,985,949)	(32,750,617)

Stock appreciation rights to be awarded in Common Units	2,105,280	—	2,105,280

Distributions to Partners
Preferred Unit holders	(2,037,284)	(2,552,716)	(4,590,000)
Common Unit holders	(9,948,458)	(15,576,542)	(25,525,000)

Balance at December 31, 2003, as restated	121,271,021	172,747,469	294,018,490

Net loss	(28,115,899)	(44,021,743)	(72,137,642)

Net non-cash contribution from Common Unit holder	—	24,858,855	24,858,855

Issuance of additional Preferred Units	—	1,022,822	1,022,822

Stock appreciation rights to be awarded in Common Units	2,062,780	—	2,062,780

Distributions to Partners
Preferred Unit holders	(2,106,323)	(2,552,716)	(4,659,039)
Common Unit holders	(10,143,336)	(15,881,664)	(26,025,000)

Balance at December 31, 2004	$82,968,243	$136,173,023	$219,141,266

Distributions

The Partnership is required to distribute operating cash flow, as defined in the Partnership Agreement, within sixty days after the end of each fiscal quarter, and at such other times as shall be necessary or appropriate to ensure continued treatment of the General Partner as a REIT.  Upon the occurrence of certain events, excess proceeds, if any, are required to be distributed within ninety days after the Partnership’s receipt thereof.  Although the amount of quarterly distributions payable on the Common Units is determined by the Board of Directors of the General Partner, the Preferred Unit holders are entitled to receive a 9% guaranteed payment in preference (“Distribution Preference”) to the Common Unit holders.  In 2004, the Partnership distributed operating cash flow to the Preferred and Common Unit holders of $4,659,039 and $26,025,000, respectively, while in 2003, the Preferred and Common Unit holders received $4,590,000 and $25,525,000, respectively.  There were no distributions of excess proceeds in either 2004 or 2003.  See Note 19 regarding Subsequent Event.

In addition, an arrangement exists between the Partnership and certain minority interest holders whereby the latter’s interest in earnings is generally limited to $600,000 per year, which the Partnership is required to distribute on a monthly basis.

On December 31, 2004, the Partnership assigned and transferred its ownership interests in two wholly-owned entities (“the Entities”) to a Common Unit holder.  As a result, the assets, liabilities and equity of the Entities as of December 31, 2004 were distributed to the Common Unit holder and are thus not included in the Consolidated Balance Sheet as of December 31, 2004.  Since the equity balances of the Entities as of December 31, 2004 were in a deficit position, the assignment and transfer is reflected as a net contribution within these consolidated financial statements.  The results of operations of the Entities are included in discontinued operations for the years ended December 31, 2004 and 2003 (Note 16).  The assets, liabilities and equity of the Entities that were distributed at December 31, 2004 are as follows:

Shopping mall property (held for sale)	$34,726,760
Other assets:
Cash and cash equivalents	536,612
Cash - tenant security deposits	88,180
Restricted deposists -
Operational escrow	1,949,360
Construction and tenant improvement escrow	1,407,702
Accounts and notes recivable, net	2,401,303
Prepaid expenses and other assets	18,176
Deferred rent receivable, net	1,691,739
Deferred costs, net	1,832,196
9,925,268
$44,652,028

Debt	$66,886,743
Other liabilities:
Tenant security deposits	88,180
Accounts payable	1,026,651
Accrued expenses	431,671
Accrued interest	529,761
Accrued tenant allowance	200,000
Rent received in advance	347,877
2,624,140
Partners’ and Members’ Deficit	(24,858,855)
$44,652,028

Preferred Units

On July 1, 2002, the Partnership issued 46,920.886 Series A Preferred Units (“Preferred Units”) to certain partners at a per unit price of $1,086.94 (“Original Issue Price”).  The Partnership issued an additional 941.01 Preferred Units at the Original Issue Price on January 1, 2004.  Those additional Preferred Units were authorized by the Board of Directors of the General Partner on April 19, 2002, and issued to certain partners and officers pursuant to binding agreements, which were obtained before the September 1, 2002 expiration date for the offering of such additional Preferred Units.  The 9% Distribution Preference described above is payable on the Original Issue Price and is both annual and cumulative.  While both the Preferred Units and Common Units contain equal voting rights, the Preferred Units contain a distribution preference in the event of a liquidation of the Partnership.

The Preferred Units have certain conversion and redemption rights.  Specifically, at any time, Preferred Units can be converted into Common Units on a one-for-one basis, regardless of fluctuations in the price of the Common Units, and automatically convert to Common Units in the event of an initial public offering by the General Partner. In addition, on or after July 1, 2007, any Preferred Unit holder has the right to require the Partnership to redeem all, or any portion, of the Preferred Units owned by such holder at the Original Issue Price plus accrued but unpaid guaranteed payments, if any.  At the option of the Partnership, the redemption is payable either in cash or over a five-year term, bearing interest at 9% using a 15-year amortization period.

The Partnership Agreement requires the retention of at least $7,000,000 of unrestricted cash and cash equivalents, so long as any Preferred Units are outstanding, unless this provision is waived by the General Partner.

See Note 19 regarding Subsequent Event.

Liquidity and Redemption

In general, each class of partner cannot freely transfer either its Preferred and/or Common Units.  However, the Partnership Agreement contains a number of provisions whereby certain partners have specific redemption rights at designated time intervals.  Redemption requests may be satisfied either in cash or through the distribution of properties, as set forth in the Partnership Agreement, whether in connection with a liquidation of the Partnership or otherwise.  See Note 19 regarding Subsequent Event.

General

The Partnership Agreement specifies that the General Partner will be reimbursed for all expenses incurred relating to the management, operation, furtherance of business, or of any other benefit to the Partnership, including any expenses paid or incurred by the General Partner to maintain status as a REIT.  Accordingly, such items have been charged to the expense of the Partnership.  In addition, the General Partner may require that a certain partner exchange its Partnership Units with the General Partner for its shares or vice versa, to avoid either characterization of the General Partner as a “pension-held REIT” or for any other purpose, as the case may be.  See Note 19 regarding Subsequent Event.

Awards for Stock Appreciation Rights

Partners’ capital includes the portion of awards for stock appreciation rights which are to be settled in Common Units.  The impact of such awards on partners’ capital is as follows:

	December 31,
	2004	2003

Increase in partners’ capital	$7,015,597	$4,758,679
Less - Deferred compensation	(1,655,801)	(1,461,663)

Net impact to partners’ capital	$5,359,796	$3,297,016

See Note 17 for additional information concerning this plan and Note 19 regarding Subsequent Event.

11.                 Related Party Transactions

Management and other related services

Affiliated companies provide various services to the Partnership which are summarized as follows:

	2004	2003
Type	Charges	Charges

Tenant coordination/construction management	$1,473,729	$1,675,510
Other construction services	782,316	1,049,295
Executive services	1,982,147	2,603,765
Insurance	4,351,128	4,456,878
Rent	442,800	442,800

	$9,032,120	$10,228,248

An affiliate charges a tenant coordination or construction management fee in addition to providing other construction services (engineering), in preparing the leased space for business. Another affiliate, which provides executive management services to the Partnership, employs certain individuals who are either officers and/or directors in both the Partnership and/or its General Partner.   In addition, the Partnership obtains both property and liability insurance through a group policy that is purchased by an affiliate.  Also, the Partnership leases an office building from an affiliate.  For all of these services, the Partnership owed the affiliates $140,658 and $904,585 at December 31, 2004 and 2003, respectively.  The amount of insurance charged to the Partnership included in prepaid expenses on the accompanying consolidated balance sheets was $143,329 and $0 at December 31, 2004 and 2003, respectively.  In addition, the Partnership has recorded a liability to an affiliate in the amount of $1,200,000 at December 31, 2004 relating to a draw against a letter of credit provided by the Partnership for an affiliate for which the affiliate is not obligated to repay the Partnership (Note 14).

The following charges from affiliates have been capitalized:

	For the Years Ended
	December 31,
	2004	2003

Tenant coordination/construction management	$1,000,512	$1,233,968
Other construction services	233,180	423,692
Insurance	—	13,000

	$1,233,692	$1,670,660

An affiliate also charges Tysons (Note 4) a tenant coordination or construction management fee in addition to providing other construction services (engineering), in preparing Tysons leased space for business.  Tysons was charged $1,189,043 and $303,671 during the years ended December 31, 2004 and 2003, respectively for such fees and services.  In addition, Tysons obtains both property and liability insurance through a group policy that is purchased by an affiliate of the Partnership.  Tysons was charged $1,000,279 and $1,143,316 during the years ended December 31, 2004 and 2003, respectively for insurance.

The Partnership performs certain management-related services for affiliates which are not owned by the Partnership.  Gross revenues primarily consist of management fees, equipment rental, and payroll charges, and amounted to $3,461,773 and $5,021,728, for the years ended December 31, 2004 and 2003, respectively.  Included in accounts receivable affiliates, as related to these charges, is $1,224,317 and $1,615,948 at December 31, 2004 and 2003, respectively.

Marketing Fund

Pursuant to each lease agreement, the tenant contributes an amount to a fund that was established to enhance the business activity of the shopping mall through advertising, marketing, promotions, in addition to community relations and customer service.  The landlord generally matches 25% of such tenant contributions.

During the year ended December 31, 2003, the marketing fund was controlled by an affiliate of the Partnership.  Landlord matching contributions amounted to $1,540,819 for the year ended December 31, 2003.

On January 1, 2004, substantially all of the assets of the affiliate were purchased by the Partnership for $222,722, which included cash of $75,503 plus the assumption of liabilities in the amount of $147,219.  Accordingly, the results of operations of the marketing fund activity are included in the Consolidated Statement of Operations for the year ended December 31, 2004.

Note Receivable – Affiliate

On April 5, 2004, the Partnership issued a promissory note to an affiliate.  The note bears interest at 10% until April 5, 2005, at which time, the interest rate increases to 12% through maturity, or April 4, 2006.  Interest is paid at the option of the affiliate, but not later than the maturity date.  The note is secured by the affiliate’s Common Units of the Partnership having a fair market value equal to the sum of outstanding principal, accrued interest and certain related charges.  At December 31, 2004, the outstanding principal balance was $15,000,000.  On April 25, 2005, this note was repaid (see Note 19).

12.                 Rentals Under Operating Leases

The Partnership receives income from the rental of retail store space under operating leases.  The following is a schedule of minimum future rentals on operating leases, including tenants who pay a fixed charge for maintenance and insurance (while excluding certain executory costs such as taxes and utilities), as of December 31, 2004:

2005	$129,280,293
2006	116,948,485
2007	103,665,857
2008	93,571,844
2009	83,625,913
Thereafter	354,160,664

$881,253,056

This minimum future rental table does not include any provisions for tenant option periods, lease renewals, or the releasing of unrenewed tenant space.  Also, minimum future rentals do not include amounts which may be received from certain tenants based upon a percentage of their gross sales in excess of stipulated minimums.  For 2004, percentage rental revenues for all properties were $3,924,758, of which $3,041,288 related to properties held for continued ownership and use.  For 2003, percentage rental revenues for all properties were $4,337,118, of which $3,457,157 related to properties held for continued ownership and use.

The Partnership is subject to the usual business risks regarding the collection of the above-mentioned rentals.

13.                 Ground Leases

The Partnership leases the land on which two of its facilities are located.  One of those facilities was sold on August 23, 2004 (Note 16).  The second lease is with a related party, expires in August 2073, and contains scheduled rent increases.  Rent expense for ground leases amounted to $487,093 and $532,291 for the years ended December 31, 2004 and 2003, respectively.

Future minimum payments are as follows:

2005	$365,448
2006	365,448
2007	365,448
2008	365,448
2009	369,008
Thereafter	27,983,856

$29,814,656

14.                 Commitments and Contingencies

An affiliate has provided collateral for two letters of credit relating to one of the properties totaling $1,192,318.  The Partnership is obligated to repay any amounts drawn against these letters of credit.  At December 31, 2004, no amounts were outstanding.  In addition, an affiliate has provided a letter of credit in the amount of $24,000,000 as described in Note 15.

The Partnership has provided three additional letters of credit totaling $1,336,190 relating to two properties which were issued under the Partnership’s prior credit facility, and were re-issued under the Revolving and Term loans.  At December 31, 2004, no amounts were outstanding.  However, subsequent to December 31, 2004, $1,200,000 was drawn against the letters of credit (Note 11).

In the ordinary course of business, the Partnership may be subject to certain legal proceedings and claims.  For any actions that are not otherwise covered by liability insurance, management believes that the resulting outcome of any such actions will not have a material adverse effect upon the financial position or results of operations.

15.                 Shoppingtown Redeemable Equity

Included in minority interest is redeemable equity of $24,000,000 relating to one of the Partnership’s properties. Subject to the terms and limitations of the underlying agreement, the redemption provisions can be invoked by either the Partnership or the minority equity partners.  An irrevocable letter of credit has been issued by an affiliate in an amount up to $24,000,000, which will provide the financing if and when the redemption provisions are exercised.  The cost of maintaining this letter of credit is $240,000 per annum.

16.                 Discontinued Operations

On December 8, 2003, the Partnership began to actively market four wholly-owned shopping mall properties [Fort Henry, Towne, Charlestowne, and Westshore malls] and classified them as held for sale in accordance with SFAS No. 144.  During 2004, one property was sold, one was reclassified as held for continued ownership and use and the remaining two were assigned and transferred to a Common Unit holder.

The shopping mall property of Fort Henry was sold on August 23, 2004 for $32,167,000 resulting in a gain of $2,741,701, which is included in Gain on disposition of shopping mall property.  The net proceeds received upon sale were deposited with a third party in order to facilitate a potential like-kind exchange and included in restricted deposits in the accompanying Consolidated Balance Sheet.  The net proceeds were returned to the Partnership on February 22, 2005 as the Partnership did not purchase replacement property.

On March 12, 2004, a Purchase and Sale Agreement was executed by Towne Mall (“Towne”) to sell its shopping mall property for $30,083,000.  However, the contingencies associated with the agreement were not satisfied.  As a result, the Partnership reclassified Towne’s shopping mall property from held for sale to held for continued ownership and use during 2004.  Upon reclassification, Towne’s shopping mall property was valued at carrying value on December 7, 2003 adjusted for depreciation expense of $400,903 that would have been recognized had its shopping mall property been continuously classified as held for continued ownership and use.  As a result of the 2004 reclassification, the results of operations of Towne have been reflected in income from continuing operations for the years ended December 31, 2004 and 2003.

On December 31, 2004, the Partnership assigned and transferred its ownership interests in two wholly-owned entities [Charlestowne and Westshore] (Note 10).  Discontinued operations represent the operating results of three shopping mall properties [Fort Henry, Charlestowne, and Westshore] that have been classified as held for sale, which include impairment charges for two of the properties.

The operating results for the discontinued operations follow:

	For the Years Ended December 31,
	2004	2003

Revenue	$17,444,510	$20,520,037
Operating expenses	(4,956,421)	(5,411,114)
Financial expense, net	(6,021,639)	(6,893,705)
Gain (loss) on sale of shopping mall property	2,741,701	(229,186)
Depreciation and amortization	(24,564)	(4,207,800)
Loss on impairment	(35,809,562)	(53,347,175)

Loss from discontinued operations	$(26,625,975)	$(49,568,943)

17.                 Stock-Based Compensation

In 2000, the General Partner created a Long-Term Incentive Plan (“Plan”) which provides for grants of stock options, stock appreciation rights (“SARs”), stock awards or cash awards at the discretion of the Board of Directors of the General Partner.  Since the Partnership is obligated to absorb all costs incurred by the General Partner in managing the Partnership, the accompanying consolidated financial statements reflect the associated compensation expense of the Plan.  The maximum number of Common Units that may be delivered to participants under the Plan is 37,500.  There have been no stock options or stock awards granted under the Plan.

SARs give the grantee the right to a combination of cash and stock equal to the appreciation in the fair market price of the General Partner’s common stock from the grant date to the exercise date.  The exercise price of a SAR is equal to the fair market value of the stock on the date of grant.  Prior to January 1, 2004, SARs became exercisable, annually, in one-third increments beginning on the third anniversary from the grant date. The Plan was amended effective January 1, 2004 to provide for SARs to fully vest on the third anniversary of the grant date.  The acceleration in the vesting schedule resulted in additional compensation expense of $922,357 as of January 1, 2004.  To the extent the awards are to be settled in stock, the Partnership will issue additional Common Units to the General Partner corresponding to the stock issued by the General Partner to the participant.  SARs also become 100% vested and exercisable upon a change in control of the General Partner, a Liquidity Event (as defined), a liquidation of the General Partner, or a termination of the participant for other than cause.

The following summarizes SARs activity:

		Weighted
		Average
	Number	Exercise
	of SARs	Price

Outstanding at December 31, 2002	27,688	$1,063

Granted	9,200	$1,181

Outstanding at December 31, 2003	36,888	$1,092

Granted	8,075	$1,310

Terminated	36,500	$1,126

Outstanding at December 31, 2004	8,463	$1,152

At December 31, 2004 and 2003, there were 3,188 and 4,083 SARs exercisable, respectively, at a weighted average exercise price of $1,075 and $1,000, respectively.  Exercise prices of SARs outstanding at December 31, 2004 range from $1,000 to $1,310.  SARs are marked to market with the related increase or decrease recognized and included in compensation expense.  Compensation expense recognized was $3,437,967 and $3,508,801, for the years ended December 31, 2004 and 2003, respectively.  The Partnership records the amount to be settled in Common Units within Partners’ Capital and the amount payable in cash within accrued expenses in the Consolidated Balance Sheets.

On April 30, 2004, 950 SARs were terminated, resulting in compensation expense paid to a former officer in the amount of $206,577.  In addition, on December 22, 2004, 35,550 SARs were terminated and replaced with agreements providing for the payment of bonuses by the Partnership in the aggregate principal amount of $67,183,311.  The Partnership bonuses are due on the earlier of the date that a change of control of the Partnership occurs, or June 1, 2005.

See Note 19 regarding Subsequent Event.

18.                 Profit Sharing Plan

The Partnership maintains a voluntary salary reduction plan (the “Profit Sharing Plan”) under Internal Revenue Code Section 401(k) for all eligible employees.  Annual contributions to the Profit Sharing Plan include (i) a dollar-for-dollar match up to 4% of annual employee deferral, and (ii) an additional contribution, subject to the Partnership’s discretion, based on a percentage of annual employee wages, as defined. For the year ended December 31, 2004, the Partnership provided the 4% match plus an additional 1% of annual employee wages, amounting to $705,132.  For the year ended December 31, 2003, the Partnership provided a 3% match plus an additional 2% of annual employee wages, amounting to $726,198.  Such amounts are included in administration and management in the Consolidated Statements of Operations.

19.                 Subsequent Event

On April 25, 2005, the Partnership and the General Partner were acquired by The Macerich Company and The Macerich Partnership, LP.  The total purchase price was approximately $2,333,000,000 which includes the assumption of approximately $879,000,000 of existing debt and the issuance of approximately $234,000,000 of convertible preferred units and approximately $5,800,000 of common units in the Partnership. The balance of the consideration to the Partnership and General Partner’s equity holders was paid in cash.

Wilmorite Holdings, L.P.

Consolidated Balance Sheet

(Unaudited)
March 31,
2005
Assets
Shopping mall property, net	$925,337,351

Other assets:
Cash and cash equivalents	41,352,270
Cash - tenant security deposits	686,279
Restricted deposits	17,728,767
Accounts and notes receivable, net
Tenants	3,429,938
Affiliates	1,236,545
Notes receivable
Tenants	8,333
Affiliates	16,856,706
Investments in unconsolidated affiliates	151,240,377
Prepaid expenses and other assets	16,322,983
Deferred rent receivable, net	28,830,828
Deferred costs, net	26,272,110
303,965,136

$1,229,302,487

Liabilities and Partners’ Capital

Debt	$888,049,613

Other liabilities:
Tenant security deposits	686,279
Accounts payable -
Trade	12,517,249
Affiliates	105,999
Accrued expenses	73,547,082
Accrued interest	4,485,696
Accrued tenant allowances	911,935
Deferred income	869,624
Rent received in advance	6,769,107
99,892,971
Minority interest	24,470,633

Partners’ capital	216,889,270

$1,229,302,487

Wilmorite Holdings, L.P.

Consolidated Statements of Operations

	Three Months Ended
	March 31, 2005	March 31, 2004
	(Unaudited)	(Unaudited)

Revenue	$50,800,872	$48,893,011

Expenses:
Selling and renting	874,211	852,804
Administration and management	10,683,741	10,506,168
Operating	5,275,245	5,305,601
Repairs and maintenance	2,181,191	1,922,756
Taxes and insurance	7,242,509	6,785,061
Depreciation and amortization	6,937,689	6,623,609
Total expenses	33,194,586	31,995,999

Income before financial expense, equity in earnings of unconsolidated affiliates, discontinued operations, minority interest and other items	17,606,286	16,897,012

Financial expense, net	(14,533,565)	(14,670,213)

Loss on disposition of shopping mall property	(64,729)	(37,712)

Loss on derivative instruments	—	(16,428)

Equity in earnings of unconsolidated affiliates	3,462,370	3,201,969

Income before discontinued operations and minority interest	6,470,362	5,374,628

Discontinued operations	—	1,906,072

Net income before minority interest	6,470,362	7,280,700

Minority interest	1,310,185	1,233,274

Net income	$5,160,177	$6,047,426

Wilmorite Holdings, L.P.

Consolidated Statements of Cash Flows

	Three Months Ended
	March 31, 2005	March 31, 2004
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$5,160,177	$6,047,426
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	6,937,689	6,629,750
Loss on impairment of shopping mall property	—	53,000
Loss on disposition of shopping mall property	64,729	37,712
Income allocated to minority interest	1,310,185	1,233,274
Equity in earnings of unconsolidated affiliates	(3,462,370)	(3,201,969)
Amortization of deferred financing costs	580,868	588,280
Amortization of lease incentives	60,286	97,651
Distributions from unconsolidated affiliates	3,979,764	4,465,910
Loss on derivative instruments	—	16,428
Compensation expense for SARs to be awarded in Common Units	310,622	224,287
Predevelopment expenses	—	17,623
Increase in deferred leasing fees and costs	(574,295)	(559,770)
Decrease in restricted deposits	1,629,630	2,227,259
Decrease in accounts and notes receivable, net	500,660	1,313,315
Increase in prepaid expenses and other assets	(4,979,906)	(5,064,943)
Increase in deferred rent receivable, net	(353,225)	(926,828)
(Decrease) increase in accounts payable	(714,872)	920,984
Increase in accrued expenses and interest	947,072	242,036
Decrease in deferred income	(25,000)	(25,000)
Increase in rent received in advance	1,604,287	476,853
Total adjustments	7,816,124	8,765,852
Net cash provided by operating activities	12,976,301	14,813,278

Cash flows from investing activities:
Distribution from unconsolidated affiliate	—	66,153,272
Decrease in restricted deposits	34,149,626	458,197
Purchase of shopping mall property	(3,134,096)	(8,115,133)
Investments in unconsolidated affiliates	(6,616,448)	(896,967)
Net cash provided by investing activities	24,399,082	57,599,369

Cash flows from financing activities:
(Increase) decrease in restricted deposits	(2,832)	99,746
Payment of deferred financing costs	—	(24,236)
Payments on borrowings	(3,560,577)	(68,157,167)
Issuance of additional Partnership units	—	1,011,953
Distributions to partners	(7,722,795)	(7,626,006)
Distributions to minority interest	(1,251,956)	(1,233,274)
Net cash used in financing activities	(12,538,160)	(75,928,984)

Net increase in cash and cash equivalents	24,837,223	(3,516,337)

Cash and cash equivalents - beginning of period	16,515,047	22,777,127
Cash and cash equivalents - end of period	$41,352,270	$19,260,790

Notes to Interim Consolidated Financial Statements

1.                                     The accompanying consolidated financial statements of Wilmorite Holdings, L.P. have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial information. They do not include all of the information and footnotes required by GAAP for complete financial statements and have not been audited by independent public accountants.

The unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in this Form 8-K/A. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the consolidated financial statements for the interim periods have been made. The results for interim periods are not necessarily indicative of the results to be expected for a full year.

2.                                     Shopping Mall Property

Shopping mall property is stated at cost less accumulated depreciation which is not in excess of the individual properties’ estimated gross undiscounted future cash flows.  This assessment was made based on the Partnership’s continued ownership and use of such properties as well as considering the current and future occupancy levels.  Costs related to the development, redevelopment, construction and improvement of properties are capitalized.  Interest incurred during development, redevelopment and construction projects is capitalized until construction is substantially complete.  Expenditures for maintenance and repairs are charged to operations as incurred.  Renovations or improvements which improve the asset or extend the life of the asset are capitalized.  When real property and equipment is retired or disposed of, the cost and related accumulated depreciation are eliminated from the asset and the accumulated depreciation accounts and any resulting gain or loss is reflected in the Consolidated Statements of Operations.

Depreciation is calculated primarily using the straight-line method over the estimated useful lives of the assets, which are as follows:

Buildings and improvements	40 years
Land improvements and landscaping	15 - 20 years
Furniture, fixtures and equipment	5 - 15 years
Tenant improvements	Life of the lease

Shopping mall property is comprised of the following at March 31, 2005:

Land	$136,922,705
Land improvements and landscaping	18,037,011
Buildings and improvements	908,060,172
Furniture, fixtures and equipment	19,152,912
Construction-in-progress	1,038,521
1,083,211,321
Less - Accumulated depreciation	(157,873,970)

$925,337,351

Depreciation expense amounted to $6,593,050 for the three-month period ended March 31, 2005.

3.                                     Cash and cash equivalents

Cash and cash equivalents include all cash and highly liquid investments purchased with original maturities of three months or less.

Restricted deposits are comprised of the following at March 31, 2005:

Real estate tax and insurance escrow	$4,525,719
Construction and tenant improvement escrow	3,581,927
Debt service escrow	2,509,526
Tax Increment Financing Bond escrow	753,567
Other operating escrow	6,321,496
Escrow from the sale of shopping mall property	36,532

$17,728,767

Proceeds of $31,042,879 were released from restricted deposits during the three-months ended March 31, 2005.  These proceeds had been previously been held in escrow from the sale of shopping mall property.

4.                                     Debt

Debt is comprised of the following at March 31, 2005:

Fixed rate mortgages	$660,226,132
Variable rate mortgages	81,797,500
Revolving and term loans	136,115,000
Other	9,910,981

$888,049,613

Pro Forma Consolidated Financial Information (Unaudited)

The following unaudited pro forma consolidated financial information reflects the acquisition of Wilmorite Properties, Inc. (“Wilmorite”) and Wilmorite Holdings, L.P. (“Wilmorite Holdings”) by The Macerich Company (the “Company”) and The Macerich Partnership, L.P. (“Macerich LP”) on April 25, 2005.  The total purchase price was approximately $2.333 billion, including the assumption of approximately $878.4 million of existing debt with an average interest rate of 6.43% and the issuance of $234 million of convertible preferred units (“CPUs”) and $5.8 million of common units in Wilmorite Holdings. The balance of the consideration to the equity holders of Wilmorite and Wilmorite Holdings was paid in cash, which was provided primarily by a five-year, $450 million term loan bearing interest at LIBOR plus 1.50%, a $650 million acquisition loan with a term of up to two years and bearing interest initially at LIBOR plus 1.60% and approximately $114.8 million from the Company’s existing revolving line of credit bearing interest at LIBOR plus 1.75%, depending on the Company’s overall leverage level. Following the closing, an affiliate of Macerich LP became the general partner and with Macerich affiliates owns approximately 83% of Wilmorite Holdings, with the remaining 17% held by those limited partners of Wilmorite Holdings who elected to receive CPUs or common units in Wilmorite Holdings rather than cash. Approximately $213 million of the CPUs can be redeemed, subject to certain conditions, for the portion of the Wilmorite portfolio generally located in the area of Rochester, New York.

The historical financial information of The Company and Wilmorite Holdings as of March 31, 2005 and for the three months ended March 31, 2005 and the twelve months ending December 31, 2004 have been derived from the Company and Wilmorite Holdings’ consolidated financial statements.  The pro forma consolidated financial information should be read in conjunction with the accompanying notes thereto and with the financial statements of the Company and Wilmorite Holdings.  The unaudited pro forma consolidated financial information does not purport to be indicative of the financial position or operating results which would have been achieved had the Wilmorite acquisition been consummated as of the dates indicated and should not be construed as representative of future financial position or operating results.  In the opinion of the Company’s management, all adjustments necessary to reflect the effects of the acquisition have been made.

The purchase allocation adjustments made in connection with the unaudited pro forma consolidated financial information are based on the information available at this time.  Subsequent adjustments to the allocation may be made based on additional information.

THE MACERICH COMPANY (the “Company”)

CONSOLIDATED BALANCE SHEET - PROFORMA (Unaudited)

DOLLARS IN THOUSANDS

	(A) Historical	(B) Historical			Pro Forma
	Company March 31, 2005	Wilmorite Holdings March 31, 2005	Pro Forma Adjustments		Company March 31, 2005

ASSETS:
Property, net	$3,589,374	$925,338	$869,060	(1)	$5,383,772
Cash and cash equivalents	53,088	41,352	21,392	(2)	115,832
Restricted cash and tenant security deposits	16,485	18,415	—		34,900
Tenant receivables, net	62,672	32,269	(28,831	)(3)	66,110
Due from affiliates	6,135	18,093	—		24,228
Deferred charges and other assets, net	252,942	42,595	(26,272	)(3)	269,265
Loans to unconsolidated joint ventures	6,796	—	—		6,796
Investments in unconsolidated joint ventures	674,492	151,241	273,214	(4)	1,098,947
Total assets	$4,661,984	$1,229,303	$1,108,563		$6,999,850

LIABILITIES, PREFERRED STOCK AND COMMON STOCKHOLDERS’ EQUITY:
Mortgage notes payable:
Related parties	$144,782	$—	$—		$144,782
Others	2,194,383	888,050	(114,244	)(5)	2,968,189
Total	2,339,165	888,050	(114,244)		3,112,971
Bank notes payable	938,000	—	1,214,762	(6)	2,152,762
Accounts payable and accrued expenses	50,293	90,549	—		140,842
Accounts payable - affiliates	—	106	—		106
Other accrued liabilities	121,154	9,237	—		130,391
Class A non-participating convertible preferred units	—	—	21,501	(7)	21,501
Preferred stock dividend payable	2,358	—	—		2,358
Total liabilities	3,450,970	987,942	1,122,019		5,560,931

Minority interest	214,709	24,471	3,915	(8)	243,095

Class A Participating convertible preferred units	—	—	212,668	(9)	212,668
Series A cumulative convertible redeemable preferred stock	98,934	—	—		98,934
Common stockholders’ equity:
Common stock	591	—	—		591
Additional paid-in capital	1,044,924	216,890	(230,039	)(10)	1,031,775
Accumulated deficit	(123,605)	—	—		(123,605)
Accumulated other comprehensive income	1,690	—	—		1,690
Unamortized restricted stock	(26,229)	—	—		(26,229)
Total common stockholders’ equity	897,371	216,890	(230,039)		884,222
Total liabilities, preferred stock and common stockholders’ equity	$4,661,984	$1,229,303	$1,108,563		$6,999,850

Notes:

(A)                               This information should be read in conjunction with the Company’s historical Quarterly Report on Form 10-Q for the three months ended March 31, 2005.

(B)                               Certain reclassifications have been made in the Wilmorite Holdings’ consolidated financial statements to conform to the financial statement presentation used by the Company.

(1)                                 Allocated basis of consolidated properties of $2.3 billion, net of Wilmorite Holdings’ historical basis as of March 31, 2005. Also includes balance sheet impact of pro forma adjustments to net income for the three months ended March 31, 2005 and adjustments to working capital contributed.

(2)                                 Adjustments relating to working capital contributed and the balance sheet impact of pro forma adjustments to net income for the three months ended March 31, 2005.

(3)                                 Historical Wilmorite Holdings’ balance is not relevant to pro forma presentation.

(4)                                 Joint venture allocated basis of $424.4 million, net of: i) Wilmorite Holdings’ historical basis as of March 31, 2005, and ii) the assumed amount of pro-rata share of joint venture debt of $174.9 million, including adjustment to fair value.

(5)                                 Mortgage debt of consolidated properties assumed at acquisition totaling approximately $773.8 million (adjusted to fair value), net of Wilmorite Holdings’ historical balance as of March 31, 2005.

(6)                                 Represents corporate debt funded at the acquisition, including: i) $650.0 million interim loan initially bearing interest at LIBOR + 1.60%, ii) $450.0 million term loan bearing interest at LIBOR + 1.50%, and iii) approximately $114.8 million on the Company’s revolving line of credit bearing interest at LIBOR + 1.75%, depending on the Company’s overall leverage level.  The average interest rate on the Company’s revolving line of credit as of March 31, 2005 was 4.23%.

(7)                                 Convertible preferred operating partnership units (“CPU’s”) issued by Wilmorite Holdings of approximately $21.5 million.  These non-participating CPU’s generally are convertible into common operating partnership units and on the seventh anniversiary of the closing of the transaction, subject to certain conditions, can be redeemed for cash.

(8)                                 Common operating partnership units issued by Wilmorite Holdings at closing of approximately $5.8 million.  Also includes balance sheet impact of pro forma adjustments to net income for the three months ended March 31, 2005.

(9)           CPU’s issued by Wilmorite Holdings of approximately $212.7 million. These participating CPU’s can be redeemed, subject to certain conditions, for that portion of the Wilmorite portfolio generally located in the area of Rochester, New York.

(10)                          Balancing adjustments to historical Wilmorite Holdings’ capital, assumed to be $0 on a pro-forma basis.  Also includes balance sheet impact of pro forma adjustments to net income for the three months ended March 31, 2005.

THE MACERICH COMPANY (the “Company”)

CONSOLIDATED STATEMENT OF OPERATIONS - PRO FORMA (Unaudited)

DOLLARS IN THOUSANDS (Except share and per share amounts)

	(A) Historical	(B) Historical			Pro Forma
	Company March 31, 2005	Wilmorite Holdings March 31, 2005	Pro Forma Adjustments		Company March 31, 2005
REVENUES:
Minimum rents	$93,036	$28,615	$		$121,651
Percentage rents	2,774	233	—		3,007
Tenant recoveries	45,214	18,448	—		63,662
Management Companies	5,277	—	—		5,277
Other	5,078	3,505	—		8,583
Total revenues	151,379	50,801	—		202,180

EXPENSES:
Shopping center and operating expenses	47,788	20,855	—		68,643
Management Companies’ operating expenses	10,538	—	—		10,538
REIT general and administrative expenses	2,652	5,401	(4,401	)(1)	3,652
	60,978	26,256	(4,401)		82,833
Interest expense:
Related parties	2,032	—	—		2,032
Others	40,532	14,534	9,263	(2)	64,329
Total interest expense	42,564	14,534	9,263		66,361

Depreciation and amortization	36,969	6,938	4,584	(3)	48,491
Equity in income of unconsolidated joint ventures	11,246	3,462	(2,186	)(4)	12,522
Gain (loss) on sale of assets	1,308	(64)	64	(5)	1,308
Income from continuing operations	23,422	6,471	(11,568)		18,325
Discontinued operations:
Gain on sale of assets	297	—	—		297
Income from discontinued operations	978	—	—		978
Total from discontinued operations	1,275	0	0		1,275
Income before minority interest	24,697	6,471	(11,568)		19,600
Less: Minority interest - Wilmorite Holdings	—	1,311	—		1,311
Less: Minority interest - Macerich Partnership L.P.	4,199	—	(1,785	)(6)	2,414
Net income (loss)	20,498	5,160	(9,783)		15,875
Less: Preferred dividends	2,358	—	3,366	(7)	5,724
Net income (loss) available to common stockholders	$18,140	$5,160	$(13,149)		$10,151
Earnings per common share - basic:
Income from continuing operations	$0.29				$0.15
Discontinued operations	0.02				0.02
Net income per share available to common stockholders	$0.31				$0.17

Weighted average number of common shares outstanding - basic	58,865,000				58,865,000

Earnings per common share - diluted:
Income from continuing operations	$0.28				$0.15
Discontinued operations	0.02				0.02
Net income per share available to common stockholders	$0.30				$0.17
Weighted average number of common shares outstanding - diluted	73,284,000				73,284,000

NOTES:

(A)                               This information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005.

(B)                               Certain reclassifications have been made in the Wilmorite Holdings’ consolidated financial statements to conform to the financial statement presentation used by the Company.

(1)                                 Reflects elimination of corporate general and administrative expense of Wilmorite Holdings for the three months ended March 31, 2005, including approximately $.5 million of expenses relating to stock appreciation rights and $3.1 million of other corporate expenses.

(2)                                 Adjustment includes: 1) interest expense of $14.6 million on corporate debt funded at the acquisition, including: i) $650.0 million interim loan initially bearing interest at LIBOR + 1.60%, ii) $450.0 million term loan bearing interest at LIBOR + 1.50%, and iii) approximately $114.8 million on the Company’s revolving line of credit bearing interest at LIBOR + 1.75%, depending on the Company’s overall leverage level; 2) interest expense on mortgage debt of consolidated properties assumed at closing of $9.2 million, net of debt premium; 3) offset by $14.5 million for historical 2004 interest expense of WHLP for the three months ended March 31, 2005. LIBOR is assumed at 3.25% for purposes of this adjustment.  In addition, the Company has assessed the market risk for its variable rate debt and believes that a 1/8% increase in interest rates would decrease future earnings and cash flows by approximately $3.6 million per year based on $2.9 billion outstanding of variable rate debt at March 31, 2005.

(3)                                 Adjustment includes: 1) Depreciation expense of $10.8 million for the three months ended March 31, 2005, assuming an allocated basis of depreciable property for consolidated properties of $1.3 billion with a 30 year useful life (75% of the $1.7 billion basis for consolidated properties is assumed allocated to depreciable property and the remaining 25% is assumed to be allocated to non-depreciable land); 2) $.7 million of estimated amortization of loan fees on the new corporate debt funded at acquisition for the three months ended March 31, 2005; 3) offset by $6.9 million for historical 2005 depreciation and amortization expense of Wilmorite Holdings for the three months ended March 31, 2005.  Basis and useful lives were adjusted in accordance with Statement of Financial Accounting Standards (“SFAS”) No.141, Business Combinations (“SFAS 141”), however actual amounts may differ based on lease level analysis to be performed subsequent to closing.

(4)                                 Represents net adjustment to equity in income of unconsolidated joint ventures to:  i) decrease interest expense by $0.1 million (due to debt premium adjustment); and ii) increase depreciation by $2.2 million for the Company’s share of these line items for unconsolidated joint ventures.

(5)                                 Historical Wilmorite Holdings’ balance not applicable on a pro-forma basis.

(6)                                 Computed based on the Minority Interest in The Macerich Partnership, L.P. as of March 31, 2005.

(7)                                 Estimated dividends of $3.4 million for the quarter ended March 31, 2005 on $234.2 million of convertible preferred operating partnership units issued by Wilmorite Holdings at closing with an annual dividend yield of 5.75%.

THE MACERICH COMPANY (the “Company”)

CONSOLIDATED BALANCE SHEET - PROFORMA (Unaudited)

DOLLARS IN THOUSANDS

	(A) Historical	(B) Historical			Pro Forma
	Company December 31, 2004	Wilmorite Holdings December 31, 2004	Pro Forma Adjustments		Company December 31, 2004

ASSETS:
Property, net	$3,574,553	$931,461	$848,968	(1)	$5,354,982
Cash and cash equivalents	72,114	16,515	79,737	(2)	168,366
Restricted cash and tenant security deposits	12,351	54,195	—		66,546
Tenant receivables, net	68,716	32,696	(28,478)		72,934
Due from affiliates	3,502	17,839	—		21,341
Deferred charges and other assets, net	280,694	37,757	(26,414	)(3)	292,037
Loans to unconsolidated joint ventures	6,643	—	—		6,643
Investments in unconsolidated joint ventures	618,523	145,207	279,248	(4)	1,042,978
Total assets	$4,637,096	$1,235,670	$1,153,061		$7,025,827

LIABILITIES, PREFERRED STOCK AND COMMON STOCKHOLDERS’ EQUITY:
Mortgage notes payable:
Related parties	$141,782	$—	$—		$141,782
Others	2,195,338	891,610	(117,804	)(5)	2,969,144
Total	2,337,120	891,610	(117,804)		3,110,926
Bank notes payable	893,000	—	1,214,762	(6)	2,107,762
Accounts payable and accrued expenses	47,755	90,071	—		137,826
Accounts payable - affiliates	—	1,341	—		1,341
Other accrued liabilities	123,081	9,094	—		132,175
Class A non-participating convertible preferred units	—	—	21,501	(7)	21,501
Preferred stock dividend payable	2,358	—	—		2,358
Total liabilities	3,403,314	992,116	1,118,459		5,513,889

Minority interest	221,315	24,413	(1,378	)(8)	244,350

Class A Participating convertible preferred units	—	—	212,668	(9)	212,668
Series A cumulative convertible redeemable preferred stock	98,934	—	—		98,934
Common stockholders’ equity:
Common stock	586	—	—		586
Additional paid-in capital	1,029,940	219,141	(176,688	)(10)	1,072,393
Accumulated deficit	(103,489)	—	—		(103,489)
Accumulated other comprehensive income	1,092	—	—		1,092
Unamortized restricted stock	(14,596)	—	—		(14,596)
Total common stockholders’ equity	913,533	219,141	(176,688)		955,986
Total liabilities, preferred stock and common stockholders’ equity	$4,637,096	$1,235,670	$1,153,061		$7,025,827

Notes:

(A)                               This information should be read in conjunction with the Company’s historical Annual Report on Form 10-K for the twelve months ended December 31, 2004.

(B)                               Certain reclassifications have been made in the Wilmorite Holdings’ consolidated financial statements to conform to the financial statement presentation used by the Company.

(1)                                 Allocated basis of consolidated properties of $2.3 billion, net of Wilmorite Holdings’ historical basis as of December 31, 2004. Also includes balance sheet impact of pro forma adjustments to net income for the twelve months ended December 31, 2004 and adjustments to working capital contributed.

(2)                                 Adjustments relating to working capital contributed and the balance sheet impact of pro forma adjustments to net income for the twelve months ended December 31, 2004.

(3)                                 Historical Wilmorite Holdings’ balance is not relevant to pro forma presentation.

(4)                                 Joint venture allocated basis of $424.4 million, net of: i) Wilmorite Holdings’ historical basis as of December 31, 2004, and ii) the assumed amount of pro-rata share of joint venture debt of $174.9 million, including adjustment to fair value.

(5)                                 Mortgage debt of consolidated properties assumed at acquisition totaling approximately $773.8 million (adjusted to fair value), net of Wilmorite Holdings’ historical balance as of December 31, 2004.

(6)                                 Represents corporate debt funded at the acquisition, including: i) $650.0 million interim loan initially bearing interest at LIBOR + 1.60%, ii) $450.0 million term loan bearing interest at LIBOR + 1.50%, and iii) approximately $114.8 million from the Company’s revolving line of credit bearing interest at LIBOR + 1.75%, depending on the Company’s overall leverage level.  The average interest rate on the Company’s revolving line of credit as of December 31, 2004 was 3.81%.

(7)                                 Convertible preferred operating partnership units (“CPU’s”) issued by Wilmorite Holdings of approximately $21.5 million.  These non-participating CPUs generally are convertible into common operating partnership units and on the seventh anniversiary of the closing of the transaction, subject to certain conditions, can be redeemed for cash.

(8)                                 Common operating partnership units issued by Wilmorite Holdings at closing of approximately $5.8 million.  Also includes balance sheet impact of pro forma adjustments to net income for the twelve months ended December 31, 2004.

(9)                                 CPU’s issued by Wilmorite Holdings of approximately $212.7 million.  These participating CPU’s can be redeemed, subject to certain conditions, for that portion of the Wilmorite portfolio generally located in the area of Rochester, New York.

(10)                          Balancing adjustments to historical Wilmorite Holdings’ capital, assumed to be $0 on a pro-forma basis. Also includes balance sheet impact of pro forma adjustments to net income for the twelve months ended December 31, 2004.

THE MACERICH COMPANY (the “Company”)

CONSOLIDATED STATEMENT OF OPERATIONS - PRO FORMA (Unaudited)

DOLLARS IN THOUSANDS (Except share and per share amounts)

	(A) Historical	(B) Historical			Pro Forma
	Company December 31, 2004	Wilmorite Holdings December 31, 2004	Pro Forma Adjustments		Company December 31, 2004
REVENUES:
Minimum rents	$329,689	$115,821	$—		$445,510
Percentage rents	17,654	3,041	—		20,695
Tenant recoveries	159,005	73,035	—		232,040
Management Companies	21,751	—	—		21,751
Other	19,169	11,242	—		30,411
Total revenues	547,268	203,139	—		750,407

EXPENSES:
Shopping center and operating expenses	164,983	80,669	—		245,652
Management Companies’ operating expenses	38,298	—	—		38,298
REIT general and administrative expenses	11,077	91,367	(87,367	)(1)	15,077
	214,358	172,036	(87,367)		299,027
Interest expense:
Related parties	5,800	—	—		5,800
Others	140,527	57,275	37,913	(2)	235,715
Total interest expense	146,327	57,275	37,913		241,515

Depreciation and amortization	142,096	27,587	18,553	(3)	188,236
Equity in income of unconsolidated joint ventures	54,881	13,355	(8,487	)(4)	59,749
Gain (loss) on sale of assets	927	199	(199	)(5)	927
Loss on early extinguishment of debt	(1,642)	—	—		(1,642)
Income from continuing operations	98,653	(40,205)	22,215		80,663
Discontinued operations:
Gain on sale of assets	7,114	—	—		7,114
Income from discontinued operations	5,736	(26,625)	26,625		5,736
Total from discontinued operations	12,850	(26,625)	26,625		12,850
Income before minority interest	111,503	(66,830)	48,840		93,513
Less: Minority interest - Wilmorite Holdings	—	5,308	—		5,308
Less: Minority interest - Macerich Partnership L.P.	19,870	—	(7,078	)(6)	12,792
Net income (loss)	91,633	(72,138)	55,918		75,413
Less: Preferred dividends	9,140	—	13,465	(7)	22,605
Net income (loss) available to common stockholders	$82,493	$(72,138)	$42,453		$52,808
Earnings per common share - basic:
Income from continuing operations	$1.23				$0.73
Discontinued operations	0.18				0.18
Net income per share available to common stockholders	$1.41				$0.91

Weighted average number of common shares outstanding - basic	58,537,000				58,537,000

Earnings per common share - diluted:
Income from continuing operations	$1.22				$0.72
Discontinued operations	0.18				0.18
Net income per share available to common stockholders	$1.40				$0.90
Weighted average number of common shares outstanding - diluted	73,099,000				73,099,000

NOTES:

(A)                               This information should be read in conjunction with the Company’s historical Annual Report on Form 10-K for the twelve months ended December 31, 2004.

(B)                               Certain reclassifications have been made in the Wilmorite Holdings’ consolidated financial statements to conform to the financial statement presentation used by the Company.

(1)                                 Reflects elimination of corporate general and administrative expense of Wilmorite Holdings for the twelve months ended December 31, 2004, including approximately $67.8 million of bonus expenses, $3.0 million of expenses relating to stock appreciation rights and $13.8 million of other corporate expenses.

(2)                                 Adjustment includes: 1) interest expense of $58.6 million on corporate debt funded at the acquisition, including: i) $650.0 million interim loan initially bearing interest at LIBOR + 1.60%, ii) $450.0 million term loan bearing interest at LIBOR + 1.50%, and iii) approximately $114.8 million on the Company’s revolving line of credit bearing interest at LIBOR + 1.75%, depending on the Company’s overall leverage level; 2) interest expense on mortgage debt of consolidated properties assumed at closing of $36.6 million, net of debt premium; 3) offset by $57.3 million for historical 2004 interest expense of WHLP for the twelve months ended December 31, 2004. LIBOR is assumed at 3.25% for purposes of this adjustment.  In addition, the Company has assessed the market risk for its variable rate debt and believes that a 1/8% increase in interest rates would decrease future earnings and cash flows by approximately $3.5 million per year based on $2.8 billion outstanding of variable rate debt at December 31, 2004.

(3)                                 Adjustment includes: 1) Depreciation expense of $43.3 million for the year ended December 31, 2004, assuming an allocated basis of depreciable property for consolidated properties of $1.3 billion with a 30 year useful life (75% of the $1.7 billion basis for consolidated properties is assumed allocated to depreciable property and the remaining 25% is assumed to be allocated to non-depreciable land); 2) $2.8 million of estimated amortization of loan fees on the new corporate debt funded at acquisition for the twelve months ended December 31, 2004; 3) offset by $27.6 million for historical 2004 depreciation and amortization expense of Wilmorite Holdings for the twelve months ended December 31, 2004.  Basis and useful lives were adjusted in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations (“SFAS 141”), however actual amounts may differ based on lease level analysis to be performed subsequent to closing.

(4)                                 Represents net adjustment to equity in income of unconsolidated joint ventures to:  i) decrease interest expense by $0.4 million (due to debt premium adjustment); and ii) increase depreciation by $8.6 million for the Company’s share of these line items for unconsolidated joint ventures.

(5)                                 Historical Wilmorite Holdings’ balance not applicable on a pro-forma basis.

(6)                                 Computed based on the Minority Interest in The Macerich Partnership, L.P. as of December 31, 2004.

(7)                                 Estimated dividends of $13.5 million for the year ended December 31, 2004 on $234.2 million of convertible preferred operating partnership units issued by Wilmorite Holdings at closing with an annual dividend yield of 5.75%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Santa Monica, State of California, on July 5, 2005.

THE MACERICH COMPANY

By:	/s/ THOMAS E. O’HERN
Thomas E. O’Hern
Executive Vice President and Chief Financial Officer